UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2012

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
 (Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2012, the Board of Trustees of Hersha Hospitality Trust (the "Company") approved amendments to Article II, Section 10 of the Company's Amended and Restated Bylaws (the "Bylaws") to change the voting standard for the election of trustees in uncontested elections from a plurality of the votes cast to a majority of the votes cast.  A majority of the votes cast means the number of votes cast "for" a trustee's election exceeds the number of votes cast "against" that trustee's election. As amended and restated, the Bylaws continue to provide for the election of trustees by a plurality of the votes cast if the number of nominees exceeds the number of trustees to be elected (a contested election).  A copy of the Amended and Restated Bylaws of Hersha Hospitality Trust is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

In connection with the amendment to the Bylaws establishing a majority vote standard for the election of trustees in uncontested elections, the Board of Trustees included a trustees resignation policy in Article II, Section 10 of the Bylaws to establish procedures under which any incumbent trustee who fails to receive a majority of the votes cast in an uncontested election will be required to tender his or her resignation to the Board of Trustees for consideration.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1 – Amended and Restated Bylaws of Hersha Hospitality Trust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: February 15, 2012	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Hersha Hospitality Trust